EXHIBIT 99.1

Dot VN, Inc. Retains CCG For Investor Relations Services

SAN DIEGO – April 20, 2010 – Dot VN, Inc. (www.DotVN.com) (OTC BB: DTVI) an innovative Internet and telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced today that it has retained CCG Investor Relations, a leading investor relations and strategic advisory firm, to assist the company’s shareholder communications.

Thomas Johnson, Dot VN CEO, commented, “We are extremely pleased to announce our strategic partnership with CCG as we seek to further strengthen our transparency in investor communications. CCG brings a strong and well respected team with a proven track record of enhancing shareholder value which will be instrumental as we communicate the significant milestones we hope to achieve throughout 2010. We believe that by leveraging CCG’s extensive investor relations expertise, we will not only raise our profile within the investment community, but more importantly, improve investors’ understanding of our growth strategy and business model.”

As an Internet and telecommunications company focused on the Vietnamese market, Dot VN, Inc. intends to apply the benefits of best of breed technology through strategic partnerships to deploy hardware, software and a wireless point-to-point layer one solution in Vietnam. In order to maximize the benefits the Company can derive from the technology, the company also intends to drive growth in registrations of the Vietnamese ccTLD ‘.vn’, build and operate Internet data centers in major city centers in Vietnam, commercialize the use of multi-gigabit capacity virtual fiber systems (a wireless point-to-point layer one solution), commercialize the use of micro modular data center solutions, and to identify, deploy and commercialize best of breed technologies and applications in Vietnam and Southeast Asia.

“We are excited to be working with a client that, through its extremely strong relationships in Vietnam, has tremendous growth potential,” said Roger Ellis, a Vice President and partner of CCG Investor Relations. “Dot VN’s exclusive agreement with the Vietnamese Internet Network Information Center (“VNNIC”) as the exclusive online domain name registrar, with the authority to approve domain names, has enabled the firm to build a formidable market position. We look forward to enhancing the firm’s shareholder communications as it executes on its business plan and achieves its growth objectives.”

Dot VN is committed to keeping our shareholders informed of latest developments. To receive email alerts regarding press releases and invitations to events, please sign up by accessing the following link: http://bit.ly/DOTVN_Investor_List

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and telecommunication services for Vietnam. The Company was awarded an “exclusive long term contract” by the Vietnamese government to register “.vn” (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet. Also, Dot VN has exclusive rights to distribute and commercialize Micro Modular Data Center solutions and Gigabit Ethernet Wireless applications to Vietnam and Southeast Asia region.

About CCG Investor Relations:

CCG is a leading global investor relations and strategic communications consulting firm. In business for more than 30 years, the agency provides a complete range of investor communications, counseling, and IT and data solutions through our global network to over 300 clients across multiple capital markets. CCG has been awarded a number of industry honors for its handling of complex investor relations and crisis communications matters. The agency's corporate headquarters is in Los Angeles with additional offices in New York, Beijing, Shanghai, Hongkong, Frankfurt, Sao Paulo and Tel Aviv. For further information, contact CCG directly, or visit the Company's web sites at http://www.ccgir.com and http://www.ccgirasia.com.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com
Register your .VN domains at:  www.VN

Investor Relations Contact:
CCG Investor Relations - Strategic Communications
Mr. Roger Ellis, Partner
Phone:  310-954-1332
Email:  Roger.Ellis@ccgir.com
Website:  www.ccgir.com